U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2009

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

525 Market Street, 4th Floor, San Francisco, California 94105-2712

(Address of principal executive offices) (Zip code)

(415) 445-6530

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other	Events.

On May 14, 2009, BRE Properties, Inc. entered into an Equity Distribution Agreement with Goldman, Sachs & Co. Pursuant to the Equity Distribution Agreement, we may issue and sell from time to time through or to Goldman, Sachs & Co., as sales agent and/or principal, shares of our common stock having an aggregate offering price of up to $125 million. The Equity Distribution Agreement provides that such shares may be offered and sold through Goldman, Sachs & Co., as our sales agent, in transactions at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. The Equity Distribution Agreement also provides that such shares may also be sold to Goldman, Sachs & Co., as principal for its own account, at a price agreed upon at the time of sale. The Equity Distribution Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated into this Report by reference.

When acting as sales agent under the Equity Distribution Agreement, Goldman, Sachs & Co. has agreed, subject to the terms and conditions of the Equity Distribution Agreement, to use its reasonable efforts to execute any order we submit to it under the Equity Distribution Agreement to sell shares covered by the Equity Distribution Agreement and with respect to which Goldman, Sachs & Co. has agreed to act as our sales agent.

We intend to use any proceeds from the sale of the shares pursuant to the Equity Distribution Agreement for general corporate purposes, which may include reducing borrowings under our unsecured credit facility, the repayment of other indebtedness, the redemption or other repurchase of outstanding securities, funding for development activities and financing for acquisitions.

We may enter into other equity distribution or similar agreements with respect to shares of our common stock other than shares offered under the Equity Distribution Agreement concurrently with the Equity Distribution Agreement or otherwise.

In connection with the offering contemplated by the Equity Distribution Agreement, we intend to file with the Securities and Exchange Commission a supplement to the prospectus included in the shelf registration statement on Form S-3 (File No. 333-147238) filed with the SEC on November 8, 2007.

ITEM 9.01 Financial	Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of May 14, 2009, between the Registrant and Goldman, Sachs & Co.

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP

8.1	Opinion of Latham & Watkins LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

Date: May 14, 2009	By:	/s/ Kerry Fanwick
	Name:	Kerry Fanwick
	Its:	Executive Vice President and General Counsel

Exhibits

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of May 14, 2009, between the Registrant and Goldman, Sachs & Co.

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP

8.1	Opinion of Latham & Watkins LLP